EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 25, 2011, on our audits of the consolidated financial statements of United Bancorp, Inc. as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010, which report is included in the Form 10-K for the year ended December 31, 2010 of United Bancorp, Inc.

/s/ BKD, LLP

BKD, LLP

Indianapolis, Indiana
July 22, 2011